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                                                                   Exhibit 10.12

[LETTERHEAD]

                               RESEARCH AGREEMENT

         Effective when fully executed by the parties, Oculex Pharmaceuticals Inc., having a business address at 639 North Pastoria Avenue, Sunnyvale, CA 94086-2917 (hereinafter called "Oculex"), and Allergan Sales, Inc., having a place of business at 2525 Dupont Drive, Irvine, California 92612,
(hereinafter called "Allergan") agree as follows:

1.       BACKGROUND

         1.01 Oculex has technology concerning proprietary biocompatable, biodegradable polymer-based drug delivery systems (hereinafter referred to as the DDS-Registered Trademark-) for delivery and sustained release of drugs in the interior of the eye. Oculex is willing to formulate certain compounds provided by Allergan with a DDS-Registered Trademark- in order to permit Allergan to evaluate the effectiveness of such DDS-Registered Trademark- for the treatment of ocular conditions. Once Oculex demonstrates the feasibility of formulating the Allergan compounds in the DDS's, Allergan shall evaluate such DDS-Registered Trademark- formulations in appropriate animal models. The compounds shall be selected from those in which Allergan holds a proprietary
interest, and shall include a) up to 2 compounds having   [*] (referred to
herein as "[*]"; b) up to two additional [*] compounds; and c) up to one additional compounds having [*] activity. These compounds shall hereinafter collectively be known as the "Compounds".

         1.02 Oculex DDS-Registered Trademark- technology is fully patented. The basic patent was granted in 1989, and seven additional patents, granted in 1993 through 1999, extend and expand coverage of its DDS-Registered Trademark- technology. These patents broadly cover the use of drug-ladened particles made of biodegradable and/or biocompatible polymers for the controlled release of any drug placed inside the eye. Additionally, the new patents protect locations within the eye where Oculex's DDS-Registered Trademark- drugs can be place, as well as the formulations for these new drugs. A list of the patents covering Oculex' s DDS-Registered Trademark-technology and for which an option is granted under this Agreement, is set forth on Exhibit "A", attached hereto and incorporated herein.

         1.03 Allergan wishes to obtain an option to acquire an exclusive world-wide license to use, sell, export, and offer for sale each of the Compounds which are formulated using Oculex's DDS-Registered Trademark-technology. With respect of each Compound/DDS formulation, this option shall be exercisable for a period of six months after the date of delivery.

         1.04 Oculex is prepared to grant Allergan the above mentioned option wherein Allergan shall be granted the rights to acquire exclusive licenses under the Oculex patents (and/or patent applications, if any) to use, sell, export and offer for sale products containing [*] which are formulated using Oculex's DDS-Registered Trademark- technology.

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2.       SCOPE OF WORK

         2.01 Oculex will use reasonable efforts to formulate Compounds provided by Allergan during the Agreement Term with respective DDS's-Registered Trademark- in order to produce implants that can be used by Allergan to test and evaluate in animal models (hereinafter the "Services"). These DDS-Registered Trademark- implants shall be formulated to have drug delivery characteristics which will provide sustained release of drug for a minimum of 30 days; other drug delivery characteristics (such as the desired amounts of drug in each final Compound/DDS formulation) shall be agreed upon between the parties. A more detailed description of the "Services", and the general timetable for delivery of [*] formulations, is set forth in Exhibit B, attached hereto and incorporated herein.

         2.02 Upon delivery of the required lot of each Compound/DDS combination, Allergan shall evaluate the effectiveness of such Compound/DDS formulations in IN VITRO or IN VIVO models of Allergan's design.

3.       AGREEMENT TERM

         3.01 This Agreement shall be effective on the date it is fully executed by the parties (Effective Date) until midnight on the one-year anniversary of the Effective Date (hereinafter the "Agreement Term"), unless otherwise terminated in accordance with the terms hereof. The Agreement Term may be extended by mutual agreement in a written amendment to this Agreement.

4.       OPTION

         4.01 Oculex hereby grants Allergan an option (hereinafter the "Option") to acquire an exclusive world-wide license to use, sell, export and offer for sale products comprising any one or more Compound/DDS combination formulated by Oculex for Allergan hereunder. This Option also provides the right of Allergan to purchase from Oculex all Compound/DDS products, and Oculex agrees that it shall manufacture and supply, at prices to be agreed upon, all such products required by Allergan on a world-wide basis. This Option granting Allergan the world-wide exclusive license contemplates that an agreement containing a variety of terms and conditions (including, but not limited to, royalty rates, milestone payments, development costs, etc.) will be negotiated between the parties. In addition, a supply agreement will be negotiated between the parties (which agreement shall include, among other things, Allergan's right to manufacture Compound/DDS products, or select a third party manufacturer, in the event Oculex is not able to adequately provide supply of said products). These agreements shall be negotiated on commercially reasonable terms and in good faith between the parties; provided, however, if the parties cannot agree to terms within six months following the exercise of the Option by Allergan, then the Option shall become null and void and the respective parties shall be released and discharged from all obligations hereunder.

         4.02 With regard to each Compound/DDS formulation, the Option may be separately exercised, at Allergan's sole discretion, by providing Oculex with written notice of Allergan's decision to exercise the Option within a period of six (6) months following delivery of that Compound/DDS formulation to Allergan.

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5.       COST AND PAYMENT

         5.01 In full consideration of the grant of the Option and providing the Services described hereunder, Allergan shall pay Oculex up to [*] in accordance with the schedule described in Exhibit B, attached hereto. The amount of payment for Services, if any, beyond the six month period shall be mutually agreed to by the parties. In addition, as soon as reasonably possible, Allergan agrees to [*] Oculex [*] that are [*], which [*] will be [*] Allergan upon completion of this Agreement, or upon termination as herein provided.

         5.02 Checks will be made payable to: "Oculex Pharmaceuticals, Inc.", and sent TO:

                                   Oculex Pharmaceuticals, Inc.
                                   639 North Pastoria Avenue
                                   Sunnyvale, CA 94086-2917
                                   Attention: Jerry Gin Ph.D.

6.       CONFIDENTIAL INFORMATION

         6.01 During the term of this Agreement, each party may provide the other with certain information, data, or compounds, whether in physical, written, digital, oral, or pictorial form (hereinafter "Information"), to aid in the performance of the Services. Each party receiving such Information from the other party hereby agrees, for itself and its employees, agents, officers and directors, not to disclose such Information except to those of its employees, agents, officers and directors who need to know such Information in order to permit Oculex to perform the Services, and not to use such Information except as permitted to fulfill the obligations of this Agreement. A party receiving the Information of the other shall only disclose Information to its employees, agents, officers and directors who are bound to keep such information confidential by terms similar in scope to this Article
6. Each Party shall endeavor to prevent unauthorized disclosure of said Information to third parties though the exercise of the same degree of care it employs to protect its own confidential information of a similar nature, but in no event less than a reasonable degree of care.

         6.02 Neither party shall consider Information to be subject to the above obligations if the disclosing party can show such Information: (1) is now, or subsequently becomes, generally known to the public through no breach of this Agreement; (2) was lawfully in the receiving party's possession prior to the disclosing party's disclosure thereof; (3) is or becomes disclosed to the receiving party by an independent third party who is not under an obligation preventing such disclosure; or (4) was independently developed by or for the receiving party without benefit of Information received from the other party, as demonstrated by written records.

         6.03 A receiving party shall hold all confidential Information in confidence for a period of five (5) years after the Effective Date of this disclosure.

7.       PATENTS AND INVENTIONS

         7.01 "New Invention or Discovery" shall mean any invention or discovery (whether patentable or not) conceived during and as a part of the performance of the Services conducted


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pursuant to this Agreement which involve the Compounds or their combination with the DDS-Registered Trademark- technology. Here and throughout this Agreement, the terms "conceived" and "reduced to practice" shall be construed in accordance with the use of these terms in 35 United States Code Section 102(g). Inventorship of patents and patent applications claiming such New Inventions and Discoveries shall be determined under the patent laws of the United States.

         7.02 It is contemplated that the combinations of the DDS-Registered Trademark- technology with the Compounds may produce respective New Inventions and Discoveries. Allergen shall have an option to license Oculex's interest in any New Invention and Discovery. The parties shall cooperate to secure the broadest patent coverage possible for all New Inventions and Discoveries. Oculex shall promptly notify Allergan, in writing, of any New Invention or Discovery conceived or reduced to practice in whole or in part by its Principal Investigator, faculty, staff, employees, or students. Such notice shall provide a full written description of each New Invention or Discovery in sufficient detail to permit its understanding by one of ordinary skill in the art to which the invention pertains.

8.       APPLICABLE LAW

         8.01 This Agreement shall be governed by the laws of the State of California, without regard to its conflict of laws rules.

9.       NOTICE

         9.01 Any notice required or permitted hereunder shall be in writing and shall be deemed given as of the date it is:

                  (a) delivered by hand;

                  (b) received or refused by Registered or Certified Mail, postage prepaid, return receipt requested; or

                  (c) received by facsimile, as can be presumptively demonstrated by return fax or letter demonstrating successful facsimile transmission; and addressed to the party to receive such notice at the address(es) and/or facsimile telephone number(s) set forth below, or such other address as is subsequently specified to the notifying party by the receiving party in writing.

                                 IF TO ALLERGAN:

                                John Kent, Ph.D.
                     Vice President, Pharmaceutical Sciences
                                 Allergan, Inc.
                                2525 Dupont Drive
                            Irvine, California 92612
                             Telephone: 949-246-6295
                               Fax: 949-246- 6756

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                                 With a copy to:

                                 General Counsel
                                 Allergan, Inc.
                                2525 Dupont Drive
                            Irvine, California 92612

                                  IF TO OCULEX:

                          Oculex Pharmaceuticals, Inc.
                            639 North Pastoria Avenue
                            Sunnyvale, CA 94086-2917
                           Attention: Jerry Gin, Ph.D.

10.      TERMINATION

         10.01 Either party may terminate this Agreement upon immediate prior notice if any of the following conditions occur:

                           (1) If animal, and/or toxicological test results or
business considerations, in the opinion of Allergan, support termination of the Research; or

                           (2) If either party fails to comply with the terms of
the Agreement upon receipt of written notice of breach from the other party and subsequent failure to cure such breach within twenty (20) days after said written notice of breach.

         10.02 Except as otherwise indicated in this Article 10, Allergan may terminate this Agreement for any reason upon thirty (30) days written notice.

         10.03 Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior to the Effective Date of the termination. The rights and duties under Articles 5, 6, 7, 8, 9, 12, 13, 14, 15 and 16 shall survive the termination or expiration of this Agreement.

11.      AMENDMENTS

         11.01 This Agreement may only be extended, renewed or otherwise amended by the mutual written consent of parties hereto or as may be otherwise provided in this Agreement.

12.      ENTIRE AGREEMENT

         12.01 This Agreement, including any Appendices, constitutes and contains the entire agreement and final understanding between the parties concerning the Research and all other subject matters addressed herein or pertaining thereto. This Agreement supersedes and replaces all prior negotiations and all prior or contemporaneous representations, promises or agreements, proposed or otherwise between the parties, whether written or oral, concerning the Services and all other subject matters addressed herein or pertaining thereto, with the exception of any

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Confidential Disclosure Agreements executed between the parties before the
Effective Date hereof.

13.      ASSIGNMENT

         13.01 Neither party hereto may assign, cede or transfer any of its rights or obligations under this Agreement without the written consent of the other party; provided, however, Allergan Sales Inc. may assign this Agreement in whole or in part to any of its affiliates or subsidiaries without the consent of Oculex.

14.      INDEPENDENT CONTRACTOR

         14.01 In the performances of all Services hereunder, Oculex shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of Allergan.

15.      DELIVERY TO ALLERGAN OF UNUSED MATERIALS

         15.01 Upon termination of this Agreement or full performance of the Studies, any and all compounds, drugs, devices, forms, whether or not completed, and other related materials that were furnished to Oculex by or on behalf of Allergan shall be promptly returned to Allergan at Allergan's expense.

16.      WAIVER

         16.01 No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such term, provision or condition, or of any other term, provision or condition of this Agreement.

17.      EXHIBITS OR ADDENDA

         17.01 This Agreement includes the following Exhibits, which is incorporated by reference herein in its entirety.

                  (a)      Exhibit A:   List of Patents

                  (b)      Exhibit B:   Summary of Services and Payment Schedule



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by proper persons thereunto duly authorized.

ALLERGAN SALES, INC.                       OCULEX PHARMACEUTICALS, INC.

By: /s/ Larry A. Wheeler                  By:   /s/ Jerry B. Gin
   ---------------------------------          --------------------------------
                (Signature)                             (Signature)
Name:  Larry A. Wheeler                   Name:      Jerry B. Gin, Ph.D.
     -------------------------------            ------------------------------

Title:  V.P., Biological Sciences         Title:  President & CEO
       -----------------------------             -----------------------------
Date:           12/1/99                   Date:    12/15/99
       -----------------------------             -----------------------------


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                                   EXHIBIT "A"
                                   -----------

                                 LIST OF PATENTS

                                       [*]

                                       [*]

                                       [*]

                                       [*]

                                       [*]

                                       [*]

                                       [*]

                                       [*]



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                                   EXHIBIT "B"

                    SUMMARY OF SERVICES AND PAYMENT SCHEDULE

Over the ensuing one year after the Effective Date, Oculex, with the cooperation and assistance of Allergan, will use reasonable efforts to determine the feasibility of formulating up to five (5) Compounds with the DDS-Registered Trademark- technology. It is understood that Oculex lacks the resources to formulate all five Compounds at one time, therefore, Oculex shall undertake such Services with respect to no more than two (2) Compounds at any one time, with subsequent Compounds after the first two Compounds to be formulated serially, upon Allergan's request, as follows. Promptly upon execution of this Agreement Allergan shall choose two (2) Compounds for Oculex to undertake to formulate. Following delivery of a Compound/DDS formulation to Allergan, Allergan may request that Services be undertaken with regard to another Compound from among the five (5) Compounds. In such case, Oculex shall then promptly begin performance of the Services as requested by Allergan. Beyond the first two Compounds, Oculex shall not proceed to begin Services on any Compound without Allergan's prior written consent. Notwithstanding any other provision hereof, Oculex shall perform all the Services within the one (1) year period of this Agreement.

In addition to the five(5) compounds (as defined in paragraph 1.01 above), Allergan shall have the right from time to time, during the term of this Agreement, to request Oculex to formulate one or more compounds (herein referred to as the "Benchmark Compounds") with DDS technology for the purpose of comparing a particular Benchmark Compound to one of Allergan's Compounds. The Benchmark compounds may or may not be proprietary to Allergan. It is understood that if Allergan elects to request formulation of one or more Benchmark Compound, this may delay the ability of Oculex to formulate one of the five (5) Allergan proprietary Compounds. In this event the parties shall cooperate to amend the work services schedule contemplated herein and, if necessary, extend the term of this Agreement to complete DDS formulations for all of the five (5) possible Compounds.

In consideration of Oculex performing the Services, beginning on the Effective Date of this Agreement and at the beginning of each [*] period thereafter, Allergan shall make payment of [*], for a total of [*] periods, on each Compound and Benchmark Compound concerning which Services have been requested and initiated, unless this Agreement is otherwise terminated by Allergan as herein provided. Payments on Compounds or Benchmark Compounds for which Services are requested after the Effective Date of this Agreement shall start at the beginning of the first [*] payment period following such request by Allergan.

These Services will include:

         - Allergan to provide Compounds and Benchmark Compounds to Oculex with appropriate but limited physical/chemical information.

         - Oculex to formulate the Compounds and Benchmark Compounds into DDS-Registered Trademark- implants at concentrations sufficient to permit an agreed-upon sustained delivery of the Compounds and Benchmark Compounds in animals over a minimum of 30 days.

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         -    The in vitro release testing shall be performed by Oculex to establish 30 day release.

         -    Oculex to monitor release curves following in vitro testing..

         - Allergan to provide Oculex with assays for Compounds and Benchmark Compounds, and Oculex will provide additional analytical work on assays as needed.

         - Oculex shall provide Allergan with a written progress report on its formulation work at the end of each 60 day period.

If Oculex is successful with its formulation work, and Allergan, at its sole discretion, is satisfied with the results thereof, then the parties shall agree on the funds required to proceed with the next steps, which shall include:

         - Oculex to provide Allergan the necessary number of Compound/DDS implants and Benchmark Compound/DDS implants for in vivo testing.

Results will be discussed to enable enhancement/optimization of the Compound/DDS formulations.

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